Exhibit 3.2

BYLAWS

OF

BSB BANCORP, INC.

EFFECTIVE: JUNE 2, 2011

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Table of Contents

(continued)

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BSB BANCORP, INC.

BYLAWS

ARTICLE I

Organization

The name of this corporation (hereinafter in these Bylaws called the “Corporation”) is BSB Bancorp, Inc., or such other name as hereafter may be adopted in accordance with law. The main office of the Corporation is and shall be located in Belmont, Massachusetts, subject to changes as authorized by law. The Corporation may have such additional offices, either within or without the United States, as the Board of Directors may from time to time designate in accordance with applicable law. The Corporation shall have and may exercise all of the powers, privileges and authority, expressed and implied, now or hereafter conferred by applicable law.

ARTICLE II

Stockholders

Section 2.01. Place of Meetings.

All annual and special meetings of the stockholders shall be held at the main office of the Corporation or at such other place(s) as the Executive Committee or the President may determine.

Section 2.02. Annual Meeting.

The annual meeting of the stockholders shall be held on the second Wednesday in May of each year or on such other date, and at such hour, as the Executive Committee may determine. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act.

Section 2.03. Special Meetings.

Special meetings of the stockholders for any purpose or purposes may be called at any time by the President, by a majority of Directors then in office or by the Executive Committee, and shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer, only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be mailed or delivered to the Corporation’s principal office in Maryland addressed to the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors or the Executive Committee shall have the sole power to fix (i) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (ii) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

Section 2.04. Matters to be Considered at Annual Meetings.

At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall be proper subjects for stockholder action pursuant to these Bylaws or applicable law and shall have been brought before the meeting: (i) as specified in the Corporation’s notice of the meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in Section 2.05 of these Bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in Section 2.05 of these Bylaws.

Section 2.05. Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a) Business to be Transacted at Annual Meetings. For business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.04 of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary of the Corporation at the main office of the Corporation not less than 80 days nor more than 90 days prior to any such meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of the Corporation at the main office of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

A stockholder’s notice required by this Section 2.05(a) must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of these Bylaws and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

(b) Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 2.05(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 2.05(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received by the Secretary of the Corporation at the main office of the Corporation not less than 80 days nor more than 90 days prior to any such meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

A stockholder’s notice required by this Section 2.05(b) must be in writing and set forth (i) as to each person whom the stockholder proposes to nominate for election as a Director, all information relating to such person that would indicate such person’s qualification under Section 3.04 of these Bylaws including an affidavit that such person would not be disqualified under the provisions of Sections 3.04 and 3.07 of these Bylaws and such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (ii) as to the stockholder giving the notice: (1) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice; and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Director if elected. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 2.05 or by the Board of Directors. The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(c) Definitions and Applicability. For purposes of subsections (a) and (b) of this Section 2.05 the term “public disclosure” shall mean disclosure (i) in a press release reported by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation. The timely notice requirements provided in subsections (a) and (b) of this Section 2.05 shall apply to all stockholder nominations for election as a Director and all stockholder proposals for business to be conducted at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation’s proxy materials pursuant to the Exchange Act and the rules promulgated thereunder.

Section 2.06. Notice of Meetings.

A written notice of any annual or special meeting of stockholders shall state the place, date and hour and describe the purposes of such meetings. The Secretary (or other person authorized by these Bylaws or by law) shall give such notice, no fewer than ten (10) days nor more than ninety (90) days before the meeting date, to each stockholder entitled to vote at the meeting (and, to the extent required by law or the Corporation’s Articles of Incorporation, to stockholders not entitled to vote at the meeting) by mailing it postage pre-paid and addressed to such stockholder at his or her address as it appears on the record books of the Corporation or by such other means as are permitted by law. A stockholder’s presence at a meeting, in person or by proxy, or a written waiver of notice, executed before or after a meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.

Notice, or waiver of notice, may be delivered by electronic transmission or other means as permitted by law.

Section 2.07. Presiding Officer.

The Chairman of the Board of Directors shall preside at all meetings of the stockholders; in the event of the absence of the Chairman of the Board of Directors, the President shall preside; in the event of absence of the President and the Chairman, an officer designated by the Executive Committee shall preside; and in the event of the absence or disability of the officer so designated or the failure to make such designation, a presiding officer shall be designated by a majority of the stockholders present at the meeting, provided that if the person presiding is the Secretary, a Secretary pro tem shall be appointed for the meeting by the presiding officer. The presiding officer of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 2.08. Quorum and Adjournment.

The presence of a quorum at any meeting of stockholders shall be determined as provided in the Corporation’s Articles of Incorporation.

A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. If less than a quorum is present at a meeting, the presiding officer or a majority of the stockholders present may adjourn the meeting to a date not more than 120 days after the original record date and the meeting may be held as adjourned without further notice. If a meeting is adjourned and a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given to persons who are stockholders as of the new record date. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.09. Voting and Proxies.

Stockholders, regardless of the class of stock, shall have one (1) vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Corporation’s Articles of Incorporation. Stockholders of record may vote either in person or by written proxy. A written proxy shall not be valid for more than eleven (11) months from its date, unless otherwise provided in the proxy. Proxies solicited by management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. Whenever stock is held in the name of two (2) or more persons, in the absence of specific written notice to the Corporation to the contrary, at any meeting of the stockholders of the Corporation, any one (1) or more of such stockholders may cast in person or by proxy (unless at or prior to exercise of the proxy the Secretary of the Corporation receives a specific written notice to the contrary from any one of them) all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority does not agree.

Section 2.10. Action at Meeting.

When a quorum is present, any matter before a meeting of the stockholders, other than an election, shall be decided by a majority of the votes cast on the matter, except where a different vote is required by law or by the Corporation’s Articles of Incorporation. Any election by the stockholders shall be determined by a plurality of votes cast, except where a different vote is required by law or the Corporation’s Articles of Incorporation.

Section 2.11. Conduct of Voting.

The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. At all meetings of stockholders, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by the inspector of election. All voting, including on the election of Directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairman of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. No candidate for election as a Director at a meeting shall serve as an inspector at such meeting.

Section 2.12. Action without Meeting.

Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the action consent to the action by a writing or electronic transmission filed in paper or electronic form with the records of the meetings of stockholders.

Section 2.13. Control Share Acquisition Act.

Notwithstanding any other provision of the Corporation’s Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 2.13 may be repealed by a resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor provision of these Bylaws, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

ARTICLE III

Directors

Section 3.01. General Powers.

The business and affairs of the Corporation shall be managed by a Board of Directors elected by the stockholders. The Board of Directors may exercise all the powers of the Corporation except as otherwise provided by law, the Corporation’s Articles of Incorporation or these Bylaws.

Section 3.02. Composition and Term.

The number of Directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of Directors required by the MGCL now or hereafter in force. The Directors shall be elected by the stockholders at their annual meeting or at a special meeting called for that purpose. The Directors, other than those who may be elected by the holders of any series of preferred stock, shall be divided into three (3) classes as nearly equal in number as reasonably possible, and each of the members of one (1) of such classes shall be elected annually for a term of three (3) years and until his or her successor shall have been duly elected and qualified. The Board of Directors shall initially consist of the individuals named in the Corporation’s Articles of Incorporation. Directors shall be nominated in accordance with the procedures set forth in Section 5.02.

Section 3.03. Chairman of the Board.

The Board of Directors shall provide for a Chairman of said Board who shall be elected by and from the Directors at their first meeting following the annual meeting of the stockholders for a term of one (1) year or until his or her successor is elected and qualified. Unless the Board of Directors provides otherwise, the Chairman shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall have such other powers and duties as from time to time may be conferred upon him by the Board of Directors or Executive Committee.

Section 3.04. Qualification.

Each Director shall have such qualifications as are required by law. Unless otherwise required by law, not fewer than a majority of the Directors shall be citizens of Massachusetts and residents therein, and at least two (2) Directors shall at the time of their election be residents of the Town of Belmont. In addition, each Director: (i) shall be at least twenty-one (21) years of age; (ii) shall not be in arrears more than two (2) months in payments due to a direct or indirect subsidiary or affiliate of the Corporation on any indebtedness; and (iii) shall, commencing not later than 30 days after first being elected, be a depositor of a direct or indirect subsidiary of the Corporation. No person shall be eligible for election or appointment to the Board of Directors: (i) if such person has been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. §1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person may serve on the Board of Directors and at the same time be a director, officer or corporator of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction) that is not an affiliate of the Corporation. No person shall be eligible for election or appointment to the Board of Directors if such person is the representative or nominee, as defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n)(2010), of a company of which any director, partner, trustee or stockholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors under this Section 3.04. The Board of Directors shall have the power to construe and apply the provisions of this Section 3.04 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a company.

Section 3.05. Vacancies.

By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a Director may be filled only by the affirmative vote of two-thirds of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred and until a successor is elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Notwithstanding the foregoing, the terms of all Directors elected to fill vacancies shall be subject to the provisions of Section 3.02.

Section 3.06. Resignation.

Any Director may resign at any time by delivering his written resignation to the Board of Directors, the Chairman of the Board or to the Corporation. Such resignation shall be effective upon receipt, unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3.07. Disqualification and Removal.

The term of any Director shall expire and his or her office shall be deemed vacant automatically: (a) at the regular quarterly meeting of the Directors next following (i) the date on which the Director ceases to satisfy any requirement, including, without limitation, any residency requirement, imposed by law or these Bylaws, or (ii) the failure of the Director to attend four (4) consecutive regular quarterly meetings of the Directors; (b) upon his or her having taken the benefit of any bankruptcy or insolvency law or having been adjudged unable to pay a debt in supplementary process proceedings; or (c) upon failure to take his or her oath of office within forty-five (45) days of being elected.

Any Director may be removed from office in accordance with law or upon recommendation of the Executive Committee by a vote of two-thirds of the Directors in office at the time of such vote if such person, (a) is more than two (2) months in arrears on payment due to a direct or indirect subsidiary or affiliate of the Corporation on any indebtedness, (b) is convicted of a crime involving moral turpitude or a breach of trust or crime punishable by imprisonment for a term of six (6) months or more, (c) violates a trust to the Corporation or any affiliate of the Corporation or (d) in the opinion of the Directors, has been negligent in the performance of his or her duties or has engaged in conduct which has impaired public confidence in the Corporation or any affiliate of the Corporation. Directors may not be removed by stockholders except as provided in the Corporation’s Articles of Incorporation.

Section 3.08. Compensation.

The members of the Board of Directors, the Executive Committee and any other standing or special committee of the Directors may be allowed such compensation as the Board of Directors may authorize, except that in no event shall any person who is a full time employee or officer of the Corporation or any affiliate of the Corporation be entitled to any fee or compensation, in addition to his or her regular compensation, for serving as a member of the Board of Directors, the Executive Committee or any other standing or special committee. A Director may receive such compensation for special services as may be approved by a majority of the Board of Directors, exclusive of himself or herself.

Section 3.09. Liability of Directors.

A Director shall not be held responsible or liable for any losses except as provided in the Corporation’s Articles of Incorporation.

ARTICLE IV

Meetings of Directors

Section 4.01. Regular and Special Meetings.

Regular meetings of the Board of Directors shall be held on the third Thursday in the months of March, June, September and December, unless a different date and hour is fixed by the Board of Directors or the President. If the day of any regular meeting of the Directors falls on a legal holiday or a day observed as such, the meeting shall be held on the following business day at the same hour. Special meetings of the Board of Directors may be called at any time by the Executive Committee, the Chairman of the Board, or the President, and shall be called by the Secretary or in the case of the death, absence, incapacity or refusal to act by the Secretary, by any other officer, upon written request of three (3) or more Directors. The person(s) calling the special meeting of the Board of Directors may fix the time, date and place for holding the special meeting of the Board of Directors called by such person(s).

Section 4.02. Notice of Meetings.

Notice of the time, date and place of all meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice of any meeting of the Board of Directors shall be given to each Director in person or by telephone or sent to his or her business or home address by telecommunication or other electronic transmission at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address at least forty-eight (48) hours in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. When any Board of Directors’ meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. Any Director may waive notice of any meeting by delivering a written waiver or a waiver by electronic transmission either before or after the meeting which is filed in paper or electronic form with the records of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.03. Place of Meetings.

All meetings of the Board of Directors shall be held in the main office of the Corporation or at such other place as the Board of Directors or the President may from time to time determine.

Section 4.04. Presiding Officer.

The Chairman of the Board shall preside at all meetings of the Board of Directors; in the event of the absence of the Chairman, the President shall preside. In the event of the absence of the Chairman and the President, a presiding officer pro tem shall be designated by a majority of the Directors present at the meeting; provided, that any person presiding at such meeting shall be a Director and provided further, that if the person presiding is the Secretary, a Secretary pro tem shall be appointed for the meeting by the presiding officer.

Section 4.05. Quorum and Adjournment.

A quorum for meetings of the Directors shall consist of not less than a majority of the Directors. Any regular or special meeting of the Board of Directors may be adjourned to another day or time by vote of the Board of Directors. If there is less than a quorum present, then a majority of those present may adjourn the meeting from time to time until a quorum is present or until the next regular meeting.

Section 4.06. Remote Participation.

Members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other. Participation by such means shall constitute attendance and presence in person at a meeting. Members of the Board of Directors or a committee thereof may transmit written authorization that may be required during the meeting by electronic facsimile or other commercially acceptable transmission including electronic transmission.

Section 4.07. Action at Meeting.

The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by applicable law or by these Bylaws.

Section 4.08. Action by Consent.

Any action required or permitted to be taken by the Board of Directors at any meeting may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by all of the Directors then in office. Such consents shall be filed in paper or electronic form with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

ARTICLE V

Committees

Section 5.01. Executive Committee.

An Executive Committee of not fewer than three (3) members shall be elected by and from the Board of Directors. The Executive Committee may exercise all of the powers of the Board of

Directors when the Board of Directors is not in session, subject at all times to the limitations provided in the MGCL, applicable rules of the Securities and Exchange Commission or the NASDAQ Stock Market, Inc., and the direction and control of the Board of Directors. Members of the Executive Committee shall serve at the pleasure of the Board of Directors.

Section 5.02. Nominating Committee.

The Chairman of the Board, with the approval of the Board of Directors, shall appoint a Nominating Committee which shall consist of not less than three (3) Directors. It shall be the duty of the Nominating Committee to nominate the Directors, members of any Committee of the Board of Directors and officers specified in Section 6.01. In the event the Committee fails to make a nomination for each such office, the Board of Directors may make such nominations so that at least one (1) person is nominated for each office. The Board of Directors may make such further nominations as it deems appropriate and may also nominate an eligible person in place of any nominee who shall have deceased or withdrawn at any time prior to the election. The Nominating Committee shall file its list of nominees with the Secretary at least two (2) weeks prior to the regularly scheduled meeting of the stockholders and the Board of Directors at which elections will be considered.

Section 5.03. Board Committees.

The Board of Directors may elect or authorize the Executive Committee or the President to appoint from its membership such additional committees, with such duties and powers, and such members and terms, as the Board of Directors, from time to time, may determine to be appropriate. The Board of Directors may delegate to such committees some or all of its powers except those which by law, the Corporation’s Articles of Incorporation or these Bylaws may not be delegated. Except as set forth in these Bylaws and except as the Board of Directors otherwise determines, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as provided by these Bylaws for the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business unless the committee shall consist of one or two members in which event one member shall constitute a quorum. The act of a majority of those members of a committee present and voting at any meeting at which there is a quorum shall, except as otherwise provided by applicable law, be the act of such committee. Action may be taken by any committee without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the proceedings of such committee. All committee members hold such offices at the pleasure of the Board of Directors and any vacancy occurring on any committee shall be filled by the Board of Directors. The Board of Directors may abolish any such committee, other than the Executive Committee and the Nominating Committee, at any time subject to applicable law. The Board of Directors shall have power to rescind any action of a committee, but no such rescission shall have retroactive effect.

Section 5.04. Committee Records.

A record, in the form of minutes, of action taken at any meeting of any committee appointed by the Board of Directors, together with the names of those present at the meeting, shall be maintained.

Section 5.05. Committee Chairmen.

Chairmen, if any, of all committees shall be elected by the members thereof, unless previously designated by the Board of Directors or the President.

Section 5.06. Eligibility.

All members of committees shall be Directors of the Corporation, but the secretary of a committee may be an officer or employee designated by the Board of Directors or by the committee chairperson.

ARTICLE VI

Officers and Their Duties

Section 6.01. Enumeration and Election.

The officers of the Corporation shall be a President and Chief Executive Officer, a Treasurer, a Secretary, and such other officers as may be determined to be necessary or desirable for the management of the affairs of the Corporation by the Board of Directors from time to time, subject to applicable law. All officers elected by the Board of Directors shall hold their respective offices at the pleasure of the Board of Directors.

Section 6.02. Qualification.

Each officer shall have such qualifications as are required by law. The same individual may simultaneously hold more than one (1) office in the Corporation, except that no person may concurrently serve as both President and Vice President of the Corporation. The President and at least (1) one Vice President (including any Executive Vice President, Senior Vice President and Vice President), if any shall be elected, shall be Directors. An operating officer of the Corporation shall not hold the office or perform the duties of president, vice president, cashier or treasurer of a national banking association or a trust company, which is not an affiliate of the Corporation, provided, however, such operating officer may hold an office in any savings bank or in a cooperative bank or federal savings and loan association if and to the extent permitted by applicable law.

Section 6.03. Tenure and Compensation.

The Board of Directors shall have the power to determine the compensation of all officers of the Corporation. Election or appointment of an officer to an office having a term shall not of itself create a contractual right to employment in the officer so elected or appointed. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with law; but no such contract shall impair the right of the Board of Directors to remove any officer at any time.

Section 6.04. Powers and Duties.

The powers and duties of the officers, other than those set forth elsewhere in these Bylaws, are set forth below:

(a) President and Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision and control of the Corporation’s business, including the authority to appoint any agents or employees, other than those provided by law or by these Bylaws to be elected or appointed by the Board of Directors or the Executive Committee, and to prescribe their authority and duties, which may include the authority to appoint subordinate agents or employees. In addition to said authority, the President shall have such other powers, authority and duties as from time to time may be provided by law, by action of the Board of Directors or the Executive Committee.

(b) Vice Presidents. If any shall be elected, any Executive Vice President, any Senior Vice President, any Vice President or any Assistant Vice President shall have such powers and perform such duties as from time to time the President may delegate to him or her or as the Board of Directors or the Executive Committee may from time to time prescribe.

(c) Treasurer and Assistant Treasurers. The Treasurer shall have the control of the money, securities and other property belonging to the Corporation, and shall cause the same to be held or deposited for safe-keeping subject to the authority of the Board of Directors or the Executive Committee, and shall perform such other duties as are usually required of the Treasurer of a corporation, or as may be prescribed by law, by the Board of Directors, the Executive Committee or by the President. The Assistant Treasurers and the Controller may perform any or all of the duties of the Treasurer, and shall have such other powers and perform such other duties as from time to time may be assigned to them, respectively, by the Executive Committee or be delegated to them by the Board of Directors or the President.

(d) Secretary. The Secretary shall keep a record of the proceedings at all of the meetings of the stockholders and of the Board of Directors and shall perform such other duties as are provided by law. The Secretary shall give each person elected to office by the Directors written notice of such election. In case of the absence or disability of the Secretary, the President may designate a person who shall send required notices of meetings during such absence or disability; and the President may appoint a person to serve as Secretary pro tem.

(e) Other Officers. Any other officer not specifically referred to above, who may be elected by the Board of Directors, shall have such powers and duties as the Board of Directors, the Executive Committee or the President may from time to time prescribe.

Section 6.05. Incidental Power.

Subject to these Bylaws, each officer shall have in addition to the duties and powers specifically set forth herein, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Directors or the Executive Committee.

Section 6.06. Absence, Disability and Vacancy.

In the event of the absence or disability of the President, the President may designate any Executive Vice President, Senior Vice President, Vice President or the Treasurer to act temporarily in his or her place. Any such designation shall be effective until the next meeting of the Executive Committee at which the Executive Committee shall designate an Executive Vice President, Senior Vice President, Vice President or the Treasurer to perform the duties of President until the next meeting of the Board of Directors. In case of a vacancy in the office of the President, or in case of the President’s absence or disability without having designated an Executive Vice President, Senior Vice President, Vice President or the Treasurer to act temporarily as President in his or her place, the Executive Committee shall designate an Executive Vice President, Senior Vice President, Vice President or the Treasurer to perform the duties of President until the next meeting of the Board of Directors. In the event of the absence or disability of any officer other than the President, the President may designate another officer to act temporarily in such office. Any such designation shall be effective until the next meeting of the Executive Committee at which the Executive Committee shall designate an officer to perform the duties of such office until the Board of Directors shall take other action.

Section 6.07. Resignation and Removal.

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or President. Such resignation shall take effect upon the date of receipt, but any resignation specifying an effective date shall take effect upon such date or upon acceptance unless otherwise provided in such acceptance. In addition to other provisions for removal contained in applicable law, any officer may be removed by vote of two-thirds of the Directors, and any officer other than the Chairman, the President, the Treasurer and the Secretary may be removed by vote of a majority of the Executive Committee, whenever in their judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer, agent, or employee not elected or appointed by the stockholders, the Board of Directors, or the Executive Committee shall hold office at the discretion of the President.

ARTICLE VII

Capital Stock

Section 7.01. Certificates of Stock.

The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation’s transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on stock certificates. Each stock certificate shall be in such form, not inconsistent with law, the Corporation’s Articles of Incorporation or these Bylaws, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

Section 7.02. Transfers.

Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except where a certificate is issued in accordance with Section 7.05 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 7.03. Record Holders.

Except as may be otherwise required by law, by the Articles of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Corporation of his current post office address.

Section 7.04. Record Date.

The Board of Directors may fix in advance a time of not more than ninety (90) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any allotment of other rights to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or other rights or the right to give such consent or dissent. The record date may not be prior to the close of business on the day the record date is fixed, and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. Only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date, the Board of Directors may for any of such purposes close the transfer books for all or any part of such period; provided, however, that the transfer books may not be closed for a period longer than 20 days. Any shares of the Corporation’s own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

If no record date is fixed and the transfer books are not closed: (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be the later of, (i) the close of business on the day on which notice is given, and (ii) the thirtieth day before the meeting; and (b) the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights is the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted.

Section 7.05. Replacement of Certificates.

In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate.

Section 7.06. Issuance of Capital Stock.

The Board of Directors shall have the authority to issue capital stock as provided in the Corporation’s Articles of Incorporation.

Section 7.07. Dividends.

Subject to applicable law, the Articles of Incorporation and these Bylaws, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on outstanding shares of its capital stock.

ARTICLE VIII

Miscellaneous Provisions

Section 8.01. Fiscal Year.

Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve (12) months ending December 31st or on such other date as may be required by law.

Section 8.02. Seal.

The Board of Directors shall have power to adopt and alter a seal of the Corporation. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 8.03. Execution of Instruments.

All leases, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without action by the Board of Directors or Executive Committee may, to the extent permitted by law, be executed on behalf of the Corporation by the President, Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

Section 8.04. Voting of Securities of Other Corporations.

Unless otherwise provided by the Board of Directors, the President, a Vice-President, or a proxy appointed by either of them shall be entitled to vote shares of another corporation that are registered in the name of the Corporation. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 8.05. Interested Director Transactions.

(a) Validity. Except as otherwise provided in these Bylaws, if the conditions set forth in paragraph (b) below are satisfied, no contract or transaction between the Corporation and any of its Directors, or any corporation, firm, partnership, association or other organization or entity in which any of its Directors is a director or has a material financial interest shall be void or voidable solely because of any one or more of the following: (i) the common directorship or interest; (ii) the presence of the Director at the meeting of the Board of Directors or committee of the Board of Directors authorizing, approving or ratifying the contract or transaction; or (iii) in the counting of the vote of the Director for the authorization, approval or ratification of such contract or transaction.

(b) Disclosure, Approval, Fairness. Paragraph (a) of this Section shall apply only if (i) the contract or transaction is fair and reasonable to the corporation, or (ii) the fact of the common directorship or interest is disclosed or known to: (A) the Board of Directors or the committee, and the Board of Directors or committee authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors constitute less than a quorum; or (B) the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Director or corporation, firm, or other entity.

Section 8.06. Amendments.

These Bylaws may be amended only as provided in the Corporation’s Articles of Incorporation.